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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of PECO Energy Company on Form S-3 (File Nos. 333-27721, 33-31436, 33-43523,
333-47985, 33-49887, 33-53785, 33-53785-01, 33-54935, 33-59152) and Form S-8
(File Nos. 333-00451, 333-27799, 333-27805, 333-27807, 33-30317, 333-36739,
333-67367) of our report dated February 5, 1999, on our audits of the consolidated financial statements and financial statement schedules of PECO Energy Company and Subsidiary Companies as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included (or incorporated by reference) in this Annual Report on Form 10-K











/s/ PricewaterhouseCoopers LLP





Philadelphia, Pennsylvania
March 30, 1999